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                                                                   EXHIBIT 10.17

March 31, 2003


Mr. Gregory Arvesen
2250 Cloverfield Boulevard
Santa Monica, CA   90405

Re.:  Employment Agreement

Dear Mr. Arvesen:

      On behalf of Artisan Entertainment Inc. ("Company"), this is to notify you that we are extending the term of your Amended and Restated Employment Agreement ("Agreement") for an additional year, October 4, 2003 through October 3, 2004 as provided for in Section 1(b) of the Addendum to your Agreement.

      Please acknowledge your receipt of this notification by signing below where indicated and returning a copy of this letter to Human Resources for your personnel file. If you have any questions, please call me at (310) 255-3929.

Sincerely,

Artisan Entertainment Inc.



Nancy Coleman
Senior Vice President


ACKNOWLEDGEMENT OF RECEIPT
THIS _______DAY OF ____________, 2003


-----------------------------------
        GREGORY ARVESEN